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                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                           :               No. 95-14545
                                            :               Section A
HARRAH'S JAZZ COMPANY,                      :
                                            :               Jointly Administered
                           Debtor.          :               with
                                            :
                                            :
In the Matter of:                           :               No. 95-14544
                                            :               Section A
HARRAH'S JAZZ FINANCE CORP.,                :
                                            :               Chapter 11
                           Debtor.          :               Reorganization
                                            :
                                            :
In the Matter of :                          :               No. 95-14871
                                            :               Section A
HARRAH'S NEW ORLEANS                        :
INVESTMENT COMPANY,                         :               Chapter 11
                                            :               Reorganization
                           Debtor.          :

                      NOTICE OF ENTRY OF CONFIRMATION ORDER

         NOTICE IS HEREBY GIVEN that on April 6, 1998, on the motion of the above-captioned Debtors to modify the Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through January 29, 1998 ("Existing Plan"), the United States Bankruptcy Court for the Eastern District of Louisiana found that the Debtors' proposed modifications to the Existing Plan were immaterial and did not warrant additional disclosure to creditors or re-solicitation of votes on the Existing Plan, and entered an ORDER confirming the Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through April 6, 1998, filed by the debtors and debtors-in-possession Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company, together with the plan proponent Harrah's Entertainment, Inc.

Dated: April 8, 1998

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JENNER & BLOCK                                           BRONFIN & HELLER, LLC
One IBM Plaza                                            650 Poydras Street, Suite 2500
Chicago, Illinois  60611                                 New Orleans, Louisiana  70130
Telephone: (312) 222-9350                                Telephone: (504) 568-1888

WILLIAM HARDY PATRICK, III,                              Attorneys for Harrah's New Orleans Investment Company
A Professional Corporation
10636 Linkwood Court                                     LATHAM & WATKINS
Baton Rouge, Louisiana  70180                            885 Third Avenue
Telephone: (504) 767-1460                                New York, New York  10022
                                                         Telephone: (212) 906-1200

Attorneys for Harrah's Jazz Company
and Harrah's Jazz Finance Corp.                          Attorneys for Harrah's Entertainment, Inc.
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